Exhibit 5.1

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com
January 27, 2009
El Paso Pipeline Partners, L.P.
El Paso Building
1001 Louisiana Street
Houston, Texas 77002
Ladies and Gentlemen:
     We have acted as special counsel to El Paso Pipeline Partners, L.P., a Delaware limited partnership (the “Partnership”), El Paso Pipeline Partners Operating Company, L.L.C., a Delaware limited liability company and wholly owned subsidiary of the Partnership (the “Operating LLC”), and Wyoming Interstate Company, Ltd, a Colorado limited partnership and wholly owned subsidiary of the Operating LLC (“WIC” and together with the Operating LLC, the “Guarantors” and collectively with the Partnership, the “Registrants”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), filed on January 27, 2009 with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of securities (the “Securities”) having an aggregate initial public offering price not to exceed U.S. $1,000,000,000, consisting of (i) common units representing limited partner interests in the Partnership (the “Common Units”), (ii) debt securities, which may either be senior or subordinated in right of payment, and may be issued in one or more series (the “Debt Securities”) and/or (iii) guarantees of the Debt Securities (the “Guarantees”) by either or both of the Guarantors.
     The Debt Securities may be issued pursuant to either (i) an indenture relating to the issuance of senior debt securities, in substantially the form filed as Exhibit 4.6 to the Registration Statement (the “Senior Indenture”), between the Partnership and HSBC Bank USA, National Association, as trustee, or (ii) an indenture relating to the issuance of subordinated debt securities, in substantially the form filed as Exhibit 4.7 to the Registration Statement (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”), between the Partnership and HSBC Bank USA, National Association, as trustee. The Guarantees, if any, with respect to any series of Debt Securities issued under either of the Indentures, may be issued under such indenture, as may be amended or supplemented from time to time, pursuant to a supplemental indenture, among the Partnership, each guarantor providing a Guarantee, and the trustee under such indenture.
     In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:
     (i) the Certificate of Limited Partnership of the Partnership, as amended to date (the “MLP Partnership Certificate”);

El Paso Pipeline Partners, L.P.
January 27, 2009

     (ii) the Amended and Restated Agreement of Limited Partnership of the Partnership, as amended to date (the “MLP Partnership Agreement” and together with the MLP Partnership Certificate, the “MLP Organic Documents”);
     (iii) the Certificate of Formation and the Amended and Restated Limited Liability Company Agreement of El Paso Pipeline GP Company, L.L.C., a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), in each case as amended to date (the “General Partner Organic Documents”);
     (iv) the Certificate of Formation and the Amended and Restated Limited Liability Company Agreement of the Operating LLC, in each case as amended to date (the “Operating LLC Organic Documents”);
     (v) the Amended and Restated Certificate of Limited Partnership and the Agreement of Limited Partnership of WIC, in each case as amended to date (the “WIC Organic Documents”);
     (vi) the Certificate of Formation and the Limited Liability Company Agreement of WIC Holdings Company, L.L.C., a Delaware limited liability company and general partner of WIC (“WIC Holdings”), in each case as amended to date (the “WIC Holdings Organic Documents”);
     (vii) a specimen of the certificate representing the Common Units;
     (viii) the Registration Statement;
     (ix) the Prospectus; and
     (x) the forms of the Indentures filed as Exhibits 4.6 and 4.7 to the Registration Statement.
     The Registrants, the General Partner, the Operating LLC, WIC and WIC Holdings are referred to herein collectively as the “MLP Companies.” The MLP Organic Documents, the General Partner Organic Documents, the Operating LLC Organic Documents, the WIC Organic Documents and the WIC Holdings Organic Documents are referred to herein collectively as the “Organic Documents.”
     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the MLP Companies and such agreements, certificates of public officials, certificates of officers or other representatives of the MLP Companies and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. In conducting our examination of documents,

El Paso Pipeline Partners, L.P.
January 27, 2009

we have assumed the power, corporate, limited liability company, partnership or other, of all parties thereto other than the Partnership to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate, limited liability company, partnership or other, and the due execution and delivery by such parties of such documents and that, except as set forth in the numbered opining paragraphs below, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.
     In rendering the opinions below with respect to the Securities therein referred to, we have assumed that:
     (i) none of the Organic Documents will have been amended in any manner that would affect any legal conclusion set forth herein;
     (ii) the consideration paid for any Common Units will comply with Article V of the MLP Partnership Agreement;
     (iii) the certificates for the Common Units will conform to the specimen thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units;
     (iv) any supplemental indenture to either of the Indentures executed and delivered, and any Board Resolution (as defined in the Indentures) certified and delivered, pursuant to either of the Indentures, in any such case, in or pursuant to which the terms of any Debt Securities and Guarantees are established and pursuant to which such Debt Securities and Guarantees are issued, will comply with such Indenture as theretofore amended or supplemented, and the form and terms of such Debt Securities and Guarantees will comply with such Indenture as then and theretofore amended or supplemented (including by any such supplemental indenture) and any such Board Resolution (and any Officer’s Certificate delivered pursuant thereto); and
     (v) the form and terms of such Securities, when established, the issuance, sale and delivery thereof by the applicable Registrant, and the incurrence and performance by the applicable Registrant of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related Indenture) in accordance with the terms thereof, will be in full compliance with, and will not violate, the Organic Documents, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon any of the Registrants, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities and Guarantees. In addition, except in the case of Guarantees, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the “Beneficial Holders”) of a certificate for such Security or the receipt by The Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Securities

El Paso Pipeline Partners, L.P.
January 27, 2009

of which such Security is one, of a global security then evidencing such Securities. In addition, we have assumed the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the General Partner (on behalf of the Partnership, the Operating LLC, WIC Holdings and WIC, as applicable), and in accordance with the Registration Statement (including the Prospectus and the applicable Prospectus Supplement).
     Based upon and subject to the foregoing, and subject also to the limitations, and other assumptions and qualifications set forth below, we are of the opinion that:
     1. With respect to the Common Units, assuming (a) the taking by the General Partner of all necessary limited liability company and partnership action to authorize and approve the issuance of such Common Units, the terms of the offering thereof and related matters and (b) the issuance and delivery of such Common Units in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the General Partner, upon payment (or delivery) of the consideration therefor provided for therein, such Common Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by (i) the matters described in the Prospectus under the caption “Risk Factors—Risks Inherent in an Investment in Us—Unitholder liability may not be limited if a court finds that unitholder action constitutes control of our business” and (ii) Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act).
     2. With respect to any series of Debt Securities to be issued under an Indenture, assuming (a) the due authorization and valid execution and delivery of such Indenture by the Partnership, as issuer, and the trustee under such Indenture, (b) the due authorization and valid execution and delivery of the applicable supplement, if any, to such Indenture by the Partnership, as issuer, the Guarantors, as guarantors, as applicable, and the trustee under such Indenture, or the valid certification and delivery of the applicable Board Resolution by the Partnership and the valid execution and delivery of the applicable Officer’s Certificate by a duly authorized officer of the General Partner, in each case, in accordance with the terms of such Indenture, as then and theretofore amended or supplemented, (c) the qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of such Indenture, as then and theretofore amended or supplemented, (d) the taking by the General Partner, of all necessary limited liability company and partnership action to authorize and approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters, and (e) the execution, authentication, issuance and delivery of the Debt Securities of such series in accordance with the terms of such Indenture as then and theretofore amended or supplemented and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership’s Board of Directors (as defined in the Indentures), upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Partnership.
     3. With respect to any Guarantor’s Guarantee of any series of Debt Securities to be issued under an Indenture, assuming (a) the due authorization and valid execution and delivery

El Paso Pipeline Partners, L.P.
January 27, 2009

of such Indenture by the Partnership, as issuer, and the trustee under such Indenture, (b) the due authorization and valid execution and delivery of the applicable supplement, if any, to such Indenture by the Partnership, as issuer, such Guarantors, as guarantor of such Debt Securities, and the trustee under such Indenture, or the valid certification and delivery of the applicable Board Resolution by the Partnership and the valid execution and delivery of the applicable Officer’s Certificate by a duly authorized officer of the General Partner, in each case, in accordance with the terms of such Indenture, as then and theretofore amended or supplemented, (c) the qualification under the Trust Indenture Act of such Indenture, as then and theretofore amended or supplemented, pursuant to which such Guarantee will be issued, (d) the taking by the General Partner of all necessary limited liability company and partnership action to authorize and approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (e) the execution, authentication, issuance and delivery of such Debt Securities and of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership’s Board of Directors (as defined in the Indentures), upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Guarantees will constitute valid and legally binding obligations of such Guarantor.
     Our opinions in paragraphs 2 and 3 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.
     We express no opinion as to the laws of any jurisdiction other than (i) the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Indentures, (ii) the Delaware Revised Uniform Limited Partnership Act and (iii) the Delaware Limited Liability Company Act.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent we do not admit that we are “experts” under the Securities Act, or the rules and regulations of the SEC thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

El Paso Pipeline Partners, L.P.
January 27, 2009

Very truly yours,
/s/ Andrews Kurth LLP